SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

First Connecticut Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	45-1496206
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

One Farm Glen Blvd, Farmington, Connecticut	06032
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC
(Title of each class to be so registered)	(Name of each exchange on
which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-171913

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.      Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Our Dividend Policy,” “Market for the Common Stock,” and “Description of Capital Stock and Stockholders’ Rights of FCB” in the prospectus (“Prospectus”) included in the Registrant’s Registration Statement on Form S-1 (File Number 333-171913), as initially filed on January 28, 2011, and as amended on March 28, 2011, April 18, 2011, May 3, 2011, May 13, 2011 and May 16, 2011, which is hereby incorporated by reference. For a description of the provisions of the Registrant’s Certificate of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of FCB” in the Registrant’s Prospectus.

Item 2.      Exhibits.

1.
Registration Statement on Form S-1 (File Number 333-171913), as initially filed on January 28, 2011, and as amended on March 28, 2011, April 18, 2011, May 3, 2011, May 13, 2011 and May 16, 2011, is hereby incorporated by reference.

2.
Amended and Restated Articles of Incorporation of First Connecticut Bancorp, Inc., filed as Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-171913) filed with the SEC on March 28, 2011, is hereby incorporated by reference.

3.
Bylaws of First Connecticut Bancorp, Inc., filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-171913) filed with the SEC on January 28, 2011, is hereby incorporated by reference.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIRST CONNECTICUT BANCORP, INC.

Date: June 13, 2011	By:	/s/ Gregory A. White Gregory A. White Chief Financial Officer (Duly Authorized Representative)

EXHIBIT INDEX

1.
Registration Statement on Form S-1 (File Number 333-171913), as initially filed on January 28, 2011, and as amended on March 28, 2011, April 18, 2011, May 3, 2011, May 13, 2011 and May 16, 2011,, is hereby incorporated by reference.

2.
Amended and Restated Articles of Incorporation of First Connecticut Bancorp, Inc., filed as Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-171913) filed with the SEC on March 28, 2011, is hereby incorporated by reference.

3.
Bylaws of First Connecticut Bancorp, Inc., filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-171913) filed with the SEC on January 28, 2011, is hereby incorporated by reference.